As filed with the Securities and Exchange Commission on September 18, 2003
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Mercantile Bank Corporation

(Exact name of registrant as specified in its charter)

Michigan	38-3360865
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5650 Byron Center Avenue SW

Wyoming, Michigan 49509
(616) 406-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gerald R. Johnson, Jr.

Chairman and Chief Executive Officer
5650 Byron Center Avenue SW
Wyoming, Michigan 49509
(616) 406-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Jerome M. Schwartz	Jennifer R. Evans
Dickinson Wright PLLC	Vedder, Price, Kaufman & Kammholz, P.C.
500 Woodward Avenue	222 North LaSalle Street
Suite 4000	Suite 2600
Detroit, Michigan 48226	Chicago, Illinois 60601
(313) 223-3628	(312) 609-7500

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:     ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:     ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☒     Registration No. 333-107814.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered	Per Share	Price	Registration Fee

Common Stock	224,606 shares	$33.26	$7,470,396	$605

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE PURSUANT TO
GENERAL INSTRUCTION IV OF FORM S-3

      In accordance with the provisions of General Instruction IV of Form S-3, Mercantile Bank Corporation is registering the additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, and incorporates by reference the contents of its Registration Statement on Form S-3, Registration No. 333-107814 (the “Incorporated Registration Statement”). The Incorporated Registration Statement was declared effective by the Securities and Exchange Commission on Wednesday, September 17, 2003.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.     Exhibits

      All Exhibits filed with the Incorporated Registration Statement are incorporated by reference into this Registration Statement, except the following, which are filed with this Registration Statement.

Exhibit No.	Description

5.1	Opinion of Dickinson Wright PLLC
23.1	Consent of Crowe Chizek and Company LLC
23.2	Consent of Dickinson Wright PLLC (included in opinion filed as Exhibit 5.1 above)

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SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyoming, State of Michigan, on September 18, 2003.

MERCANTILE BANK CORPORATION

By	/s/ GERALD R. JOHNSON, JR.

Gerald R. Johnson, Jr.
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BETTY S. BURTON* Betty S. Burton	Director	September 18, 2003

/s/ DAVID M. CASSARD* David M. Cassard	Director	September 18, 2003

/s/ CHARLES E. CHRISTMAS Charles E. Christmas	Senior Vice President, Chief Financial Officer and Treasurer (principal accounting and financial officer)	September 18, 2003

Edward J. Clark	Director	September 18, 2003

/s/ PETER A. CORDES* Peter A. Cordes	Director	September 18, 2003

/s/ C. JOHN GILL* C. John Gill	Director	September 18, 2003

/s/ DOYLE A. HAYES* Doyle A. Hayes	Director	September 18, 2003

/s/ DAVID M. HECHT* David M. Hecht	Director	September 18, 2003

/s/ GERALD R. JOHNSON, JR. Gerald R. Johnson, Jr.	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)	September 18, 2003

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Signature		Title	Date

/s/ SUSAN K. JONES* Susan K. Jones		Director	September 18, 2003

/s/ LAWRENCE W. LARSEN* Lawrence W. Larsen		Director	September 18, 2003

/s/ CALVIN D. MURDOCK* Calvin D. Murdock		Director	September 18, 2003

/s/ MICHAEL H. PRICE Michael H. Price		Director	September 18, 2003

/s/ DALE J. VISSER* Dale J. Visser		Director	September 18, 2003

Donald Williams, Sr.		Director	September 18, 2003

/s/ ROBERT M. WYNALDA* Robert M. Wynalda		Director	September 18, 2003

* Signed pursuant to power of attorney

By:	/s/ GERALD R. JOHNSON, JR. Gerald R. Johnson, Jr.

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Dickinson Wright PLLC
23.1	Consent of Crowe Chizek and Company LLC
23.2	Consent of Dickinson Wright PLLC (included in opinion filed as Exhibit 5.1 above)